                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                     ------------

                                     SCHEDULE 14A
                                    (RULE 14a-101)

                       INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934
                              (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        ACCENT SOFTWARE INTERNATIONAL LTD
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                          ACCENT SOFTWARE INTERNATIONAL LTD.
                               28 PIERRE KOENIG STREET
                                    P.O. BOX 53063
                               JERUSALEM, 91530 ISRAEL

                                  -----------------

                               NOTICE OF EXTRAORDINARY
                           GENERAL MEETING OF SHAREHOLDERS
                             TO BE HELD OCTOBER 10, 1997

                                  -----------------


To Our Shareholders:

    You are cordially invited to attend an Extraordinary General Meeting of Shareholders (the "Meeting") of Accent Software International Ltd. (the "Company") to be held on Friday, October 10, 1997, at 10:00 A.M. local time, at the offices of the Company, 28 Pierre Koenig Street, Jerusalem, Israel:

1. To amend the Articles of Association to increase the capitalization of the Company (currently 30,000,000 authorized shares each with a nominal value of NIS 0.01) by 10,000,000 new Preferred Shares, each with a nominal value of NIS 0.01 which Preferred Shares will be divided into five (5) classes of Preferred Shares commonly known as "blank check" preferred shares (which grants the Board of Directors the authority to fix the dividend rights, the voting rights (which may be greater or lesser than the voting rights of the Ordinary Shares), and the rights and terms of conversion, redemption and liquidation preferences of each class of Preferred Shares, to the full extent now or hereafter permitted law, each class to contain up to 2,000,000 of the new Preferred Shares being authorized.

2. To amend the Articles of Association to increase the capitalization of the Company by authorizing 15,000,000 new Ordinary Shares, each with a nominal value of NIS 0.01.

3. To transact such other business as may properly come before the Meeting or any adjournments thereof.

    If both of the proposals are approved the authorized capital will be increased by 25,000,000 shares from 30,000,000 to 55,000,000 shares.

    Only holders of record of the Ordinary Shares and Units at the close of business on September 3, 1997 will be entitled to notice of and to vote at the Meeting. Please sign, date and mail the enclosed proxy so that your shares may be represented at the Meeting if you are unable to attend and vote in person.

                                       By Order of the Board of Directors,

                                       ROBERT TRACHTENBERG
                                       Secretary
                                       September 15, 1997

                          ACCENT SOFTWARE INTERNATIONAL LTD.
                               28 PIERRE KOENIG STREET
                                    P.O. BOX 53063
                               JERUSALEM, 91530 ISRAEL

                                  -----------------

                                   PROXY STATEMENT

                                  -----------------

                    EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

                                  -----------------

    This Proxy Statement is being furnished to the shareholders (the "Shareholders") of Accent Software International Ltd., a corporation organized under the laws of the State of Israel (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Extraordinary General Meeting of Shareholders (the "Meeting") of the Company to be held on Friday, October 10, 1997 at 10:00 A.M. local time and at any adjournments thereof.

    At the Meeting, Shareholders will be asked:

1. To amend the Articles of Association to increase the capitalization of the Company (currently 30,000,000 authorized shares each with a nominal value of NIS 0.01) by 10,000,000 new Preferred Shares, each with a nominal value of NIS 0.01 which Preferred Shares will be divided into five (5) classes of Preferred Shares commonly known as "blank check" preferred shares (which grants the Board of Directors the authority to fix the dividend rights, the voting rights (which may be greater or lesser than the voting rights of the Ordinary Shares), and the rights and terms of redemption and liquidation preferences of each class of Preferred Shares, to the full extent now or hereafter permitted law, each class to contain up to 2,000,000 of the new Preferred Shares being authorized.

2. To amend the Articles of Association to increase the capitalization of the Company by authorizing 15,000,000 new Ordinary Shares, each with a nominal value of NIS 0.01.

3. To transact such other business as may properly come before the Meeting or any adjournments thereof.

    The Board of Directors has fixed the close of business on September 3, 1997 as the record date (the "Record Date") for the determination of the holders of the Ordinary Shares and Units (consisting of one Ordinary Share and one warrant to purchase one Ordinary Share) entitled to notice of and to vote at the Meeting. Each such Shareholder will be entitled to one vote for each Ordinary Share and/or Unit held on all matters to come before the Meeting and may vote in person or by proxy authorized in writing. At the close of business on September 3, 1997, there were 12,308,422 Ordinary Shares outstanding (including 1,800,000 Ordinary Shares that are part of the Units) and entitled to vote.

    This Proxy Statement and the accompanying form of proxy were first sent to holders of the Ordinary Shares on or about September 16, 1997.

                                     THE MEETING

DATE, TIME AND PLACE

    The Meeting will be held on Friday, October 10, 1997, at 10:00 A.M., local time, at the offices of the Company, 28 Pierre Koenig Street, Jerusalem, Israel.

MATTERS TO BE CONSIDERED

    At the Meeting, Shareholders will be asked to consider and vote upon two amendments of the Articles of Association increasing in each case the authorized capital of the Company. See "PROPOSED AMENDMENTS OF THE ARTICLES OF ASSOCIATION". The Board of Directors knows of no matters that are to be brought before the Meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the Meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

RECORD DATE; SHARES OUTSTANDING AND ENTITLED TO VOTE

    Shareholders as of the Record Date (i.e., the close of business on September 3, 1997) are entitled to notice of and to vote at the Meeting. As of the Record Date, there were 12,308,442 Ordinary Shares outstanding (including 1,800,000 Ordinary Shares that are part of the Units) and entitled to vote. Pursuant to the Company's Articles of Association, the presence, in person or by proxy, of two persons entitled to vote upon the business to be transacted in the Extraordinary General Meeting, each being a shareholder, a proxy for a shareholder or a representative of a corporation, holding together more than 51% of the outstanding Ordinary Shares (including Ordinary Shares that are part of the Units) is necessary to constitute a quorum at the Extraordinary General Meeting.

REQUIRED VOTES

    The affirmative vote of the holders of seventy-five percent (75%) of the Ordinary Shares present and voting at the Meeting is required to approve the matters upon which the Shareholders will be asked to vote. Under Israeli law, if a quorum is present, broker non-votes and abstentions will have no effect on whether the requisite vote is obtained since they do not constitute present and voting shares.

VOTING AND REVOCATION OF PROXIES

    Shareholders are requested to complete, date, sign and promptly return the accompanying form of proxy in the enclosed envelope. Ordinary Shares and Units represented by properly executed proxies received by the Company and not revoked will be voted at the Meeting in accordance with the instructions contained therein. If instructions are not given, proxies will be voted FOR each of the proposed amendments of the Articles of Association.

    Any proxy signed and returned by a Shareholder may be revoked at any time before it is voted by filing with the Secretary of the Company, at the address of the Company set forth herein, written notice of such revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute revocation of a proxy.

PROXY SOLICITATION

    The Company will bear the costs of solicitation of proxies for the Meeting. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies from Shareholders by telephone, telegram, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of Ordinary Shares held of record by them, and such custodians will be reimbursed for their reasonable expenses.

                   PRESENT BENEFICIAL OWNERSHIP OF ORDINARY SHARES

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    Set forth below is certain information with respect to the beneficial ownership of Ordinary Shares as of September 3, 1997 by (i) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding Ordinary Shares (the Company's only class of voting securities),
(ii) each director and named executive officer of the Company and (iii) all executive officers and directors of the Company as a group. As of September 3, 1997, there were 12,308,442 Ordinary Shares (including 1,800,000 Ordinary Shares that are part of the Units).

                                                    AMOUNT AND NATURE
                                                 OF BENEFICIAL OWNERSHIP
                                                ------------------------
 NAME OF BENEFICIAL OWNER (1)(2)                   NUMBER        PERCENT
 -------------------------------                   ------        -------

 Group consisting of IMR Investments V.O.F.     2,894,705(3)      22.4%
   and IMR Fund, L.P.

     St. Michielshaam 50
     Brussels 1040, Belgium

 Elliott B. Broidy                              1,010,232(4)       8.1%

   10100 Santa Monica Boulevard, Suite 300
   Los Angeles, California 90067

 Robert S. Rosenschein                            623,000(5)       5.0%


 Dr. Jeffrey Rosenschein                          530,196(6)       4.3%

 Herbert Zlotogorski                              127,500(7)       1.0%

 KZ Overseas Holding Corp.                         78,839(8)       0.6%
   c/o Wyszogrod
   522 West End Avenue
   New York, New York 10024

Meldon E. Levine                                   29,250(9)       0.2%


   333 South Grand Avenue, 50th Floor
   Los Angeles, California 90071-3197

 Roger R. Cloutier, II                             27,000(10)      0.2%

   100 South Fifth Street, Suite 2500
   Minneapolis, Minnesota 55402


 Mark A. Tebbe                                     27,000(11)      0.2%

   161 North Clark Street, Suite 4900
   Chicago, Illinois


 Esther Dyson                                      22,500(12)      0.2%

   EDventure Holdings, Inc.
   104 Fifth Avenue
   New York, New York 10011

 Robert Trachtenberg                               13,000(13)      0.1%


 Todd A. Oseth                                     11,000          0.1%

 Robert J. Behr                                     5,000          *

 Moshe Kranc                                        1,000          *

-----------------
*    Less than 0.1%
(1) Unless otherwise indicated the address of each beneficial owner identified is 28 Pierre Koenig Street, Jerusalem 91530, Israel.
(2) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all Ordinary Shares beneficially owned by them. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days of June 30, 1997 have been exercised.
(3)  Includes warrants to purchase an aggregate of 633,220 Ordinary Shares.
(4) Includes: (i) 841,857 Ordinary Shares directly owned by Mr. Broidy; (ii) options to purchase 27,000 Ordinary Shares; and (iii) warrants to purchase 141,375 Ordinary Shares.
(5) Includes options to purchase 109,875 Ordinary Shares and warrants to purchase 41,875 Ordinary Shares.
(6) Includes options to purchase 102,750 Ordinary Shares and warrants to purchase 24,375 Ordinary Shares.
(7)  Includes options to purchase 127,500 Ordinary Shares.
(8) Includes warrants to purchase 8,125 Ordinary Shares. KZ Overseas Holdings Corp. is an affiliate of Mr. Zlotogorski, Senior Vice President, Business Development of the Company.

(9) Mr. Levine and his sister indirectly own 4,500 Ordinary Shares in the aggregate. Mr. Levine disclaims beneficial ownership of the 2,250 Ordinary Shares indirectly owned by his sister. Also includes options to purchase 27,000 ordinary shares.
(10) Includes options to purchase 27,000 Ordinary Shares. Roger R. Cloutier, II is a Vice President of IMR General, Inc., one of the partners of IMR Investments and the general partner of IMR Management Partners, L.P. which, in turn, is the general partner of IMR. Mr. Cloutier disclaims beneficial ownership of the equity securities owned by IMR and IMR Investments.
(11) Includes options to purchase 27,000 ordinary shares.
(12) Includes options to purchase 22,5000 ordinary shares.
(13) Includes options to purchase 12,500 ordinary shares.
(14) Includes options to purchase 478,625 Ordinary Shares and warrants to purchase 215,750 Ordinary Shares.

    As of August 28, 1997, Cede & Co. held of record 7,402,401 Ordinary Shares and Units (approximately 63.3% of the total number of Ordinary Shares outstanding including Ordinary Shares which are part of Units). Cede & Co. held such shares as a nominee for broker-dealer members of The Depository Trust Company, which conducts clearing and settlement operations for securities transactions involving its members.

                  PROPOSED AMENDMENTS OF THE ARTICLES OF ASSOCIATION

PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO CREATE FIVE CLASSES OF PREFERRED SHARES

    On August 28, 1997, the Executive Committee of the Board of Directors unanimously adopted, subject to shareholder approval, a resolution approving the amendment of the Articles of Association of the Company to authorize 10,000,000 Preferred Shares each with a nominal value of NIS 0.01, and to separate such new Preferred Shares into five (5) classes of Preferred Shares commonly known as "blank check" preferred shares, each class to contain up to 2,000,000 Preferred Shares. A copy of the text of the Amendment is set forth in Annex A to this Proxy Statement.

    The Amendment, if adopted, will authorize the creation of five (5) classes of Preferred Shares, each with up to 2,000,000 Preferred Shares. The Amendment further grants the Board of Directors the authority to fix the dividend rights, the voting rights (which may be greater or lesser than the voting rights of the Ordinary Shares or other classes of Preferred Shares), and the rights and terms of redemption and liquidation preferences of each class of Preferred Shares, to the full extent now or hereafter permitted law.

    The Company believes that the existence of several classes of preferred shares would provide greater flexibility for financing of the Company's activities in the future. The Company has no Preferred Shares currently authorized. This has created difficulty in raising additional equity from venture capitalists and institutional investors who typically insist on acquiring Convertible Preferred Shares rather than Ordinary Shares. While, to date, no Preferred Shares have been issued, and therefore it is not possible to know whether such Preferred Shares, if issued, would have preference over the holders of the outstanding Ordinary Shares in the distribution of any assets in the event of liquidation, or whether the issuance of such Preferred Shares at some point in the future could have a dilutitive effect on the Ordinary Shares if, for example, such Preferred Shares were to have convertible features, the Company recently completed a financing in which the issuance of convertible Preferred Shares is contemplated.

    On August 5, 1997, the Company completed a financing arrangement with CC Investments LDC (the "Investor"), pursuant to Regulation D under the Securities Act of 1933, as amended. The Company received gross proceeds of $2,000,000 in exchange for its issuance of a 6% convertible debenture in the principal amount of $2,000,000 (the "Debenture") and warrants to purchase up to 300,000 Ordinary Shares at a weighted average price of $2.87 per share. The Debenture may be converted into Ordinary Shares of the Company, at the option of the holder, anytime after November 2, 1997, at the lesser of (i) $2.13469 (representing 135% of the average closing bid price of the Ordinary Shares for the five day period immediately preceding the closing) or (ii) 75% of the average closing bid price of the Ordinary Shares for the five day period immediately preceding the conversion date. Additionally, the Debenture, subject to certain limitations, automatically converts into Ordinary Shares on August 5, 1999. The Company may convert the Debenture into Preferred Shares of the Company at anytime. One class of the newly authorized Preferred Shares will be designated Class A for purposes of such conversion and having the following terms.

    The Class A Preferred Shares will have a liquidation preference of $1,000 per share plus a premium of 6% per annum. The Class A Preferred shares will not be entitled to any dividends nor will it have any voting rights except as provided by Israeli law with respect to extraordinary corporate transactions. The Class A Preferred Shares will be convertible into Ordinary Shares on the same terms as the Debenture as described above. The term of the Class Preferred Shares will also prohibit the issuance of Preferred Shares with terms superior or equal to the terms of the Class A Preferred Shares for some period of time.

    If the Class A Preferred Shares or Debenture is converted into Ordinary Shares as contemplated and assuming the Company's share price remains at or near its level as of the date of this Proxy, the dilutive effect of the conversion will be approximately 937,000 shares, or approximately 8%.

    In addition to the issuance of the Class A Preferred Shares, in the future the Company could issue Preferred Shares for other corporate purposes, such as for additional equity financing to implement joint ventures or make acquisitions, although no issuances for such purposes are currently contemplated. If the Amendment is approved, the Board of Directors will be able to specify the precise characteristics of each class of Preferred Shares to be issued, depending on the current market conditions and the nature of the specific transactions and will be able to issue such Preferred Shares without further shareholder action.

PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED ORDINARY SHARES OF THE COMPANY

    On August 28, 1997, the Executive Committee of the Board of Directors unanimously adopted, subject to shareholder approval, a resolution approving the amendment of the Articles of Association of the Company to authorize 15,000,000 additional Ordinary Shares, each with a nominal value of NIS 0.01 per share.
The Board of Directors unanimously adopted the resolution of the Executive committee on September 16, 1997.

    The Company's Board of Directors believes that the increase in the authorized Ordinary Shares is in the best interest of the Company and its shareholders. Because of its continuing losses from operations and working capital deficit, the Company will need to obtain additional capital to satisfy its ongoing capital needs and to continue its operations. The proposed amendments will give the Company a sufficient number of unreserved and unissued shares to allow the Company to pursue equity financing transactions, strategic alliances, acquisitions, to compensate consultants and employees, and for other transactions which management believes may enhance shareholder value. Any remaining authorized shares may be issued in the future by the Board of Directors, without further shareholder approval (unless required by applicable laws, regulations or rules), for such corporate purposes as the Board may deem in the best interest of the Company.

    The increase in the authorized shares proposed by the Board is substantial and is designed to provide flexibility to the Company. The issuance of a significant amount of additional authorized shares, however, will result in significant dilution of the beneficial ownership interests and/or voting power of the Company's current shareholders.

    The additional authorized shares could be used for purposes that might be deemed to be in defense of a potential takeover threat. For example, Ordinary Shares could be issued to persons favoring the Board of Directors, thereby making removal of the incumbent Board more difficult and making acquisition of a sufficient number of shares to accomplish a takeover more costly. Moreover, the additional shares could be used as part of a "rights" or "poison pill" plan to deter future takeovers. The Company does not presently contemplate, however, using any of the authorized shares for such purpose.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF
THE AMENDMENT TO THE ARTICLES OF ASSOCIATION TO INCREASE THE CAPITALIZATION OF THE COMPANY BY (i) AUTHORIZING AN ADDITIONAL 15,000,000 ORDINARY SHARES; AND
(ii) AUTHORIZING 10,000,000 PREFERRED SHARES DIVIDED INTO FIVE CLASSES OF 2,000,000 PREFERRED SHARES EACH. YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                              PROPOSALS BY SHAREHOLDERS

    Proposals which meet the requirements of the Securities and Exchange Commission relating to shareholders' proposals that Shareholders wish to include in the Company's Proxy Statement and form of proxy for presentation at the Company's 1998 Annual General Meeting of Shareholders must be received by the Company at 28 Pierre Koenig Street, P.O. Box 53063, Jerusalem, 91530 Israel,
Attention: Robert Trachtenberg, Secretary, no later than December 31, 1997.

                                       By Order of the Board of Directors


                                       Robert Trachtenberg
                                       Secretary

                                       ANNEX A

                   AMENDMENT TO ACCENT SOFTWARE INTERNATIONAL LTD.
                               ARTICLES OF ASSOCIATION


    Set forth below is the text of paragraphs 5i.(a) and (e) of the Company's Articles of Association as proposed to be amended.


    i.(a) The capital of the Company is NIS 550,000 (Five Hundred and Fifty Thousand New Israeli Shekels) divided into 45,000,000 (Forty Five Million) Ordinary Shares with a nominal value of
              0.01 New Israeli Shekels each and 10,000,000 (Ten Million) Preferred Shares with a nominal value of 0.01 New Israeli Shekels each, divided into five (5) classes of Preferred Shares of up to 2,000,000 (Two Million) Preferred Shares each.


      (e) Each class of Preferred Shares will have such rights and preferences as are fixed by the Board of Directors in the resolution authorizing the issuance of that particular class of Preferred Shares. In designating any class of Preferred Shares, the Board of Directors may, without further actions by the holders of the Ordinary Shares, fix the dividend rights, the voting rights (which may be greater or lesser than the voting rights of the Ordinary Shares or other classes of Preferred Shares), and the rights and terms of redemption and liquidation preferences of such class of Preferred Shares.

                                        PROXY

                          ACCENT SOFTWARE INTERNATIONAL LTD.

                 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
                         ON OCTOBER 10, 1997 AT 10:00 a.m. AT
                      28 PIERRE KOENIG STREET, JERUSALEM, ISRAEL


    The undersigned shareholder of Accent Software International Ltd., a company organized under the laws of the State of Israel (the "Company"), hereby appoints Robert Rosenschein, Moshe Kranc and Robert Trachtenberg, and each of them, as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Extraordinary General Meeting of Shareholders of the Company to be held at 10:00 a.m. on Friday, October 10, 1997, at the offices of the Company, 28 Pierre Koenig Street, Jerusalem, Israel, and at any adjournment or postponement thereof, with authority to vote all shares held or owned by the undersigned in accordance with the directions indicated herein.

    Receipt of the Notice of the Extraordinary General Meeting of Shareholders dated September 15, 1997, and the Proxy Statement furnished therewith, is hereby acknowledged.

    Please return this proxy properly executed in the pre-addressed, postage paid envelope that is enclosed with this proxy.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2, AND PURSUANT TO ITEM 3.

                           Please date, sign and mail your
                         proxy card back as soon as possible!

                    Extraordinary General Meeting of Shareholders
                          ACCENT SOFTWARE INTERNATIONAL LTD.

                                   October 10, 1997


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ITEM LISTED BELOW


                                                    FOR       AGAINST    ABSTAIN

Item 1.  Approval of the amendment of the
         Articles of Association to increase
         the capitalization of the Company by
         authorizing 10,000,000 new Preferred
         Shares to be divided into five (5)
         classes of Preferred Shares of up to
         2,000,000 Preferred Shares each.

Item 2.  Approval of the amendment of the
         Articles of Association to increase
         the capitalization of the Company by
         authorizing 15,000,000 new Ordinary
         Shares.

Item 3.  In their discretion, the proxies are
         authorized to vote upon such other
         business as may properly be presented
         at the meeting or any adjournment
         thereof.



                                                      Dated:
----------------------   ---------------------------        -------------------
SIGNATURE                (SIGNATURE IF HELD JOINTLY)

Note: If acting as attorney, executor, administrator, trustee, guardian, etc.
      you should so indicate when signing. If the signer is a corporation, please sign in full corporate name by duly authorized officer. If shares are held jointly, each shareholder named should sign.